UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MONSTER BEVERAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐

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MONSTER BEVERAGE CORPORATION

550 Monica Circle, Suite 201

Corona, California 92880

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2013

April 19, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Monster Beverage Corporation (the “Company”) to be held on Monday, June 3, 2013 at 1:00 p.m. local time, at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882 (the “Annual Meeting”). This proxy is solicited on behalf of the Board of Directors of the Company.

In addition to the specific matters to be voted on at the Annual Meeting that are listed in the accompanying notice, there will be a report on the Company’s business and an opportunity for stockholders of the Company to ask questions.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2012. We believe this process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet.  The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2012 and a form of proxy card or voting instruction card.

I hope that you will be able to join us. Your vote is important to us and to our business. I encourage you to vote by telephone, over the Internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Annual Meeting, whether or not you plan to attend.  If you attend the Annual Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2012, are being distributed and made available on or about April 19, 2013.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

MONSTER BEVERAGE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2013

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monster Beverage Corporation (“Monster” or the “Company”) will be held on Monday, June 3, 2013 at 1:00 p.m. local time, at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882 (the “Annual Meeting”), for the following purposes:

1.                                      To elect seven directors to serve until the 2014 annual meeting of stockholders of the Company;

2.                                      To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

3.                                      To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and

4.                                      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders accompanying this Notice. Only stockholders of the Company of record at the close of business on April 11, 2013 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

We will make available a list of stockholders as of the close of business on April 11, 2013 for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. local time, from May 20, 2013 through May 31, 2013, at the Company’s executive offices, 550 Monica Circle, Suite 201, Corona, CA 92880. This list will also be available to stockholders at the Annual Meeting.

All stockholders of the Company are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the Annual Meeting, you are urged to vote by telephone, over the Internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card.  You may revoke your voted proxy at any time prior to the Annual Meeting or vote in person if you attend the Annual Meeting.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

Corona, California
April 19, 2013

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.  IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS.  IF YOU REQUESTED TO RECEIVE A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED.  PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER OR OTHER INTERMEDIARY AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A LEGAL PROXY FORM FROM THAT RECORD HOLDER.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders to be Held on June 3, 2013.

The Company’s Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available at https://materials.proxyvote.com/611740.

MONSTER BEVERAGE CORPORATION
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Monster Beverage Corporation (“Monster” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held Monday, June 3, 2013 at 1:00 p.m. local time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company.  The Annual Meeting will be held at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882. The Company’s executive offices are located at 550 Monica Circle, Suite 201, Corona, California 92880. In this proxy, unless the context requires otherwise, references to “we”, “our”, or “us” refer to Monster.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2012, are being distributed and made available on or about April 19, 2013. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the Annual Meeting. Please read it carefully.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 19, 2013 to our stockholders who owned the Company’s common stock, par value $0.005 per share (the “Common Stock”) at the close of business on April 11, 2013. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

Householding

If you are a beneficial owner, your bank or broker may deliver a single proxy statement, along with individual proxy cards, or individual Notices to any household at which two or more stockholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting American Stock Transfer and Trust Company, LLC, 1-800-937-5449, or by writing to American Stock Transfer and Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219.  Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to Monster Beverage Corporation, 550 Monica Circle, Suite 201, Corona, CA 92880 or by calling (951) 739-6200 or (800) 426-7367.

Record Date, Outstanding Voting Securities

Holders of record of Common Stock at the close of business on April 11, 2013 are entitled to notice of, and to vote at, the Annual Meeting. Each share entitles its holder to one vote. As of the record date, 165,951,256 shares of our Common Stock were issued and outstanding. There are no other outstanding voting securities of the Company.

Quorum

The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Such stockholders are counted as present at the Annual Meeting if they (i) are present in person at the Annual Meeting or (ii) have properly submitted their vote by telephone, over the Internet, or by returning their proxy card. Abstentions and withheld votes will be counted for determining whether a quorum is present for the Annual Meeting.

Required Vote

In accordance with the Company’s by-laws:

•                  Directors are elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares of Common Stock entitled to vote in the election at the Annual Meeting (subject to resignation in accordance with the Company’s director resignation policy as further described in “Proposal One - Election of Directors”);

•                  The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm shall be by the affirmative vote of the majority of the votes cast on the proposal in person or by proxy at the Annual Meeting; and

•                  The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers shall be by the affirmative vote of the majority of the votes cast on the proposal in person or by proxy at the Annual Meeting (the “Say-on-Pay Proposal”);

in each case, provided a quorum is present.  Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any of these votes.

Non-Discretionary Proposals

If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other intermediary will determine if it has the discretionary authority to vote on the particular matter. Brokers and other intermediaries may not vote uninstructed shares in (i) the election of directors, and (ii) the approval of the Say-on-Pay Proposal. If your shares are held by a broker or other intermediary and you do not instruct your broker or other intermediary how to vote for each of these proposals, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count for each of these proposals.

Discretionary Proposals

Brokers that do not receive instructions are entitled to vote on the ratification of the independent registered public accounting firm.

No stockholder shall be entitled to cumulate votes.  American Stock Transfer & Trust Company (“AST”) will receive and tabulate the proxies.

Board of Directors’ Recommendations

The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends a vote:

•                  “FOR” each of the nominees to the Board (Proposal One);

•                  “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accountants for fiscal year 2013 (Proposal Two); and

•                  “FOR”, on an advisory basis, the compensation of the Company’s named executive officers (Proposal Three).

How to Vote

If your shares are registered directly in your name with the Company’s registrar and transfer agent, AST, you are considered a stockholder of record with respect to those shares, and the Notice was sent to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares are held in a brokerage account, bank, broker-dealer, trust or similar organization, you are considered the “beneficial owner” of those shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker or other intermediary how to vote your shares, and you are also invited to attend the Annual Meeting.

Your vote is very important to us and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card, voting instruction form (from your broker or other intermediary), or the instructions that you received through electronic mail. There are three convenient ways of submitting your vote:

•                  By Telephone or Internet - All stockholders of record can vote by touchtone telephone from the U.S. using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•                  In Person - All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if their broker or other intermediary has furnished a legal proxy. If you are a beneficial owner and would like to vote your shares by proxy, you will need to ask your broker or other intermediary to furnish you with a legal proxy.  You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without a legal proxy.

•                  By Written Proxy - All stockholders of record can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker or other intermediary.

Revocability of Proxies

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) delivering a written notice of revocation to our Secretary at our principal executive offices; (ii) voting again over the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or, if you requested and received written proxy materials, by signing and returning a new proxy card with a later date; or (iii) by attending the Annual Meeting and voting in person.

If you are a beneficial owner, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) submitting new voting instructions to your broker or other intermediary; or (ii) if you have obtained a legal proxy from your broker or other intermediary, by attending the Annual Meeting and voting in person.

Solicitation

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  In addition to solicitation by use of the mail or via the Internet, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or letter. In addition, the Company has engaged D.F. King & Co., Inc. to act as its proxy solicitor and has agreed to pay approximately $7,500.00 plus reasonable expenses for such services.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of the most recent practical date, April 8, 2013 (unless otherwise noted below), the beneficial ownership of the Company’s Common Stock of (a) those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock; (b) each of the Company’s directors and nominees for director; (c) the Company’s named executive officers; and (d) all of the Company’s current directors and executive officers as a group. In computing the number and percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of April 8, 2013 by the exercise of options or the vesting of restricted stock units. Such shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Class
Brandon Limited Partnership No. 1(1)	1,931,856		1.2%
Brandon Limited Partnership No. 2(2)	9,815,648		5.9%
Hilrod Holdings, L.P.	6,305,140		3.8%
HRS Holdings, L.P.	1,415,732		**	%
Hilrod Holdings IV, L.P.	184,924		**	%
Hilrod Holdings V, L.P.	71,428		**	%
Hilrod Holdings VI, L.P.	257,900		**	%
Hilrod Holdings VII, L.P.	40,072		**	%
Hilrod Holdings VIII, L.P.	189,528		**	%
Hilrod Holdings IX, L.P.	482,196		**	%
Hilrod Holdings X, L.P.	92,332		**	%
Hilrod Holdings XI, L.P.	186,636		**	%
Hilrod Holdings XII, L.P.	170,356		**	%
Rodney C. Sacks 2008 GRAT #2	30,068		**	%
Rodney C. Sacks 2009 GRAT #2	77,121		**	%
RCS Direct 2010 GRAT	56,020		**	%
RCS Direct 2010 GRAT #2	11,996		**	%
RCS Direct 2011 GRAT	149,488		**	%
BlackRock, Inc.(3)	13,137,171		7.9%
FMR LLC(4)	12,441,554		7.5%
T. Rowe Price Associates, Inc(5)	9,244,888		5.6%
The Vanguard Group(6)	8,968,648		5.4%

Rodney C. Sacks	26,219,915	(7)	15.5%
Hilton H. Schlosberg	26,166,363	(8)	15.4%
Mark J. Hall	380,602	(9)	**	%
Thomas J. Kelly	30,554	(10)	**	%
Sydney Selati	19,343	(11)	**	%
Norman C. Epstein	11,933	(12)	**	%
Harold C. Taber, Jr.	55,989	(13)	**	%
Benjamin M. Polk	9,589	(14)	**	%
Mark S. Vidergauz	16,189	(15)	**	%

Officers and Directors as a group (9 members: 31,766,729 shares or 18.3% in aggregate).

* Except as noted otherwise, the address for each of the named stockholders is 550 Monica Circle, Suite 201, Corona, California 92880.

** Less than 1%.

(1) The mailing address of Brandon Limited Partnership No. 1 (“Brandon No. 1”) is 56 Conduit Street, London W1S 2YZ England. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

(2) The mailing address of Brandon Limited Partnership No. 2 (“Brandon No. 2”) is 56 Conduit Street, London W1S 2YZ England. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

(3) Based on Schedule 13G/A, filed February 8, 2013 by BlackRock, Inc., based on Common Stock held on December 31, 2012. The mailing address of this reporting person is 40 East 52nd Street, NY, NY 10022.

(4) Based on Schedule 13G, filed February 14, 2013 by FMR LLC, based on Common Stock held on December 31, 2012. The mailing address of this reporting person is 82 Devonshire Street, Boston, MA 02109.

(5) Based on Schedule 13G, filed February 13, 2013 by T. Rowe Price Associates, Inc., based on Common Stock held on December 31, 2012. The mailing address of this reporting person is 100 E. Pratt Street, Baltimore, MD 21202.

(6) Based on Schedule 13G, filed February 13, 2013 by The Vanguard Group, based on Common Stock held on December 31, 2012. The mailing address of this reporting person is 100 Vanguard Blvd, Malvern, PA 19355.

(7) Includes 1,189,968 shares of Common Stock owned by Mr. Sacks; 1,931,856 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1’s general partners; 9,815,648 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2’s general partners; 1,415,732 shares beneficially held by HRS Holdings, L.P. because Mr. Sacks is one of HRS Holdings’ general partners; 6,305,140 shares beneficially held by Hilrod Holdings, L.P. because Mr. Sacks is one of Hilrod Holdings’ general partners; 184,924 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; 71,428 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; 257,900 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; 40,072 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; 189,528 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; 482,196 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Sacks is one of Hilrod Holdings IX’s general partners; 92,332 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Sacks is one of Hilrod Holdings X’s general partners; 186,636 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Sacks is one of Hilrod Holdings XI’s general partners; 170,356 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Sacks is one of Hilrod Holdings XII’s general partners; 77,121 shares beneficially held by the Rodney C. Sacks 2009 GRAT #2 because Mr. Sacks is the co-trustee of the Rodney C. Sacks 2009 GRAT #2; 56,020 shares beneficially held by the RCS Direct 2010 GRAT because Mr. Sacks is the co-trustee of the RCS Direct 2010 GRAT;  and 11,996 shares beneficially held by the RCS Direct 2010 GRAT #2 because Mr. Sacks is the co-trustee of the RCS Direct 2010 GRAT #2. Also includes options presently exercisable to purchase 449,868 shares of Common Stock, out of options to purchase a total of 2,400,000 shares, exercisable at $0.27 per share, granted pursuant to a stock option agreement dated May 28, 2003 between the Company and Mr. Sacks; options presently exercisable to purchase 1,904,890 shares of Common Stock, out of options to purchase a total of 2,400,000 shares, exercisable at $3.29 per share, granted pursuant to a stock option agreement dated March 23, 2005 between the Company and Mr. Sacks; options presently exercisable to purchase 960,000 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $8.44 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Sacks; options presently exercisable or exercisable within 60 days to purchase 326,304 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $15.86 per share, granted pursuant to a stock option agreement dated June 2, 2008 between the Company and Mr. Sacks; and options presently exercisable to purchase 100,000 shares of Common Stock, out of options to purchase a total of 500,000 shares, exercisable at $17.82 per share, granted pursuant to a stock option agreement dated December 1, 2009 between the Company and Mr. Sacks.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 1,189,968 shares of Common Stock; (ii) 3,741,062 shares presently exercisable or exercisable within 60 days under the stock option agreements; (iii) 63,051 shares beneficially held by Hilrod Holdings, L.P. because Mr. Sacks is one of Hilrod Holdings’ general partners; (iv) 14,157 shares beneficially held by HRS Holdings, L.P. because Mr. Sacks is one of HRS Holdings’ general partners; (v)  1,849 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod

Holdings IV’s general partners; (vi) 714 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; (vii) 2,579 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; (viii) 401 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; (ix) 1,895 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; (x) 4,822 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Sacks is one of Hilrod Holdings IX’s general partners; (xi) 923 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Sacks is one of Hilrod Holdings X’s general partners; (xii) 1,866 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Sacks is one of Hilrod Holdings XI’s general partners; and (xiii) 1,704 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Sacks is one of Hilrod Holdings XII’s general partners.

(8) Includes 1,101,997 shares of Common Stock owned by Mr. Schlosberg; 1,931,856 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1’s general partners; 9,815,648 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2’s general partners; 1,415,732 shares beneficially held by HRS Holdings, L.P. because Mr. Schlosberg is one of HRS Holdings’ general partners; 6,305,140 shares beneficially held by Hilrod Holdings, L.P. because Mr. Schlosberg is one of Hilrod Holdings’ general partners; 184,924 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; 71,428 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; 257,900 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; 40,072 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; 189,528 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners; 482,196 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Schlosberg is one of Hilrod Holdings IX’s general partners; 92,332 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Schlosberg is one of Hilrod Holdings X’s general partners; 186,636 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XI’s general partners; 170,356 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XII’s general partners; 30,068 shares beneficially held by the Rodney C. Sacks 2008 GRAT #2 because Mr. Schlosberg is the co-trustee of the Rodney C. Sacks 2008 GRAT #2; and 149,488 shares beneficially held by the RCS Direct 2011 GRAT because Mr. Schlosberg is the trustee of the RCS Direct 2011 GRAT.  Also includes options presently exercisable to purchase 449,868 shares of Common Stock, out of options to purchase a total of 2,400,000 shares, exercisable at $0.27 per share, granted pursuant to a stock option agreement dated May 28, 2003 between the Company and Mr. Schlosberg; options presently exercisable to purchase 1,904,890 shares of Common Stock, out of options to purchase a total of 2,400,000 shares, exercisable at $3.29 per share, granted pursuant to a stock option agreement dated March 23, 2005 between the Company and Mr. Schlosberg; options presently exercisable to purchase 960,000 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $8.44 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Schlosberg; options presently exercisable or exercisable within 60 days to purchase 326,304 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $15.86 per share, granted pursuant to a stock option agreement dated June 2, 2008 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 100,000 shares of Common Stock, out of options to purchase a total of 500,000 shares, exercisable at $17.82 per share, granted pursuant to a stock option agreement dated December 1, 2009 between the Company and Mr. Schlosberg.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 1,101,997 shares of Common Stock; (ii) 3,741,062 shares presently exercisable or exercisable within 60 days under the stock option agreements; (iii) 63,051 shares beneficially held by Hilrod Holdings, L.P. because Mr. Schlosberg is one of Hilrod Holdings’ general partners; (iv) 14,157 shares beneficially held by HRS Holdings, L.P. because Mr. Schlosberg is one of HRS Holdings’ general partners; (v)  1,849 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; (vi) 714 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; (vii) 2,579 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; (viii) 401 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; (ix) 1,895 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners; (x) 4,822 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Schlosberg is one of Hilrod Holdings IX’s general partners; (xi) 923 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Schlosberg is one of Hilrod Holdings X’s general partners; (xii) 1,866 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XI’s general partners; and (xiii) 1,704 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XII’s general partners.

(9) Includes 260,602 shares of Common Stock owned by Mr. Hall and options presently exercisable or exercisable within 60 days to purchase 120,000 shares of Common Stock, out of options to purchase a total of 600,000 shares, exercisable at $15.86 per share, granted pursuant to a stock option agreement dated June 2, 2008 between the Company and Mr. Hall.

(10) Includes 10,554 shares of Common Stock owned by Mr. Kelly; options presently exercisable or exercisable within 60 days to purchase 8,000 shares of Common Stock, out of options to purchase a total of 40,000 shares, exercisable at $15.86 per share, granted pursuant to a stock option agreement dated June 2, 2008 between the Company and Mr. Kelly; options presently exercisable or exercisable within 60 days to purchase 4,000 shares of Common Stock, out of options to purchase a total of 20,000 shares, exercisable at $18.07 per share, granted pursuant to a stock option agreement dated June 1, 2009 between the Company and Mr. Kelly; options presently exercisable to purchase 4,000 shares of Common Stock, out of options to purchase a total of 20,000 shares, exercisable at $17.82 per share, granted pursuant to a stock option agreement dated December 1, 2009 between the Company and Mr. Kelly; and options presently exercisable to purchase 4,000 shares of Common Stock, out of options to purchase a total of 20,000 shares, exercisable at $26.26 per share, granted pursuant to a stock option agreement dated December 1, 2010 between the Company and Mr. Kelly.

(11) Includes 18,000 shares of Common Stock owned by Mr. Selati; and 1,343 restricted stock units granted pursuant to a restricted stock unit agreement dated June 2, 2012 between the Company and Mr. Selati.

(12) Includes 8,000 shares beneficially held by Shoreland Investments because Mr. Epstein is one of Shoreland Investment’s general partners; 2,590 shares of Common Stock owned by Mr. Epstein; and 1,343 restricted stock units granted pursuant to a restricted stock unit agreement dated June 2, 2012 between the Company and Mr. Epstein.

(13) Includes 9,322 shares of Common Stock owned by Mr. Taber;  options presently exercisable to purchase 38,400 shares of Common Stock, out of options to purchase a total of 38,400 shares, exercisable at $8.44 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Taber; options presently exercisable to purchase 4,334 shares of Common Stock, out of options to purchase a total of 4,334 shares, exercisable at $19.20 per share, granted pursuant to a stock option agreement dated June 9, 2010 between the Company and Mr. Taber; options presently exercisable to purchase 2,590 shares of Common Stock, out of options to purchase a total of 2,590 shares, exercisable at $34.06 per share, granted pursuant to a stock option agreement dated May 18, 2011 between the Company and Mr. Taber; and 1,343 restricted stock units granted pursuant to a restricted stock unit agreement dated June 2, 2012 between the Company and Mr. Taber.

(14) Includes 1,322 shares of Common Stock owned by Mr. Polk; options presently exercisable to purchase 4,334 shares of Common Stock, out of options to purchase a total of 4,334 shares, exercisable at $19.20 per share, granted pursuant to a stock option agreement dated June 9, 2010 between the Company and Mr. Polk; options presently exercisable to purchase 2,590 shares of Common Stock, out of options to purchase a total of 2,590 shares, exercisable at $34.06 per share, granted pursuant to a stock option agreement dated May 18, 2011 between the Company and Mr. Polk; and 1,343 restricted stock units granted pursuant to a restricted stock unit agreement dated June 2, 2012 between the Company and Mr. Polk.

(15) Includes 1,322 shares of Common Stock owned by Mr. Vidergauz; options presently exercisable to purchase 6,600 shares of Common Stock, out of options to purchase a total of 38,400 shares, exercisable at $8.44 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Vidergauz; options presently exercisable to purchase 4,334 shares of Common Stock, out of options to purchase a total of 4,334 shares, exercisable at $19.20 per share, granted pursuant to a stock option agreement dated June 9, 2010 between the Company and Mr. Vidergauz; options presently exercisable to purchase 2,590 shares of Common Stock, out of options to purchase a total of 2,590 shares, exercisable at $34.06 per share, granted pursuant to a stock option agreement dated May 18, 2011 between the Company and Mr. Vidergauz; and 1,343 restricted stock units granted pursuant to a restricted stock unit agreement dated June 2, 2012 between the Company and Mr. Vidergauz.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, executive officers, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company is required to report in this proxy statement any failure of its directors, executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the most recent fiscal year or prior fiscal years.

To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than ten percent stockholders were complied with.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may present a proper proposal for consideration at the 2014 annual meeting of stockholders by submitting their proposal in writing to the Office of the Secretary of the Company at the Company’s principal executive offices in a timely manner.

For stockholders who wish to present a proposal to be considered for inclusion in our proxy statement and for consideration at the 2014 annual meeting, pursuant to Rule 14a-8 under the Exchange Act, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no later than December 20, 2013. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

For stockholders who wish to present a proposal for nominations or other business for consideration at the 2014 annual meeting, but who do not intend for the proposal to be included in our proxy statement, pursuant to the advance notice provisions contained in our by-laws, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than February 3, 2014 and no later than March 5, 2014, provided, however, that in the event that the date of the 2014 annual meeting is more than thirty days before or more than seventy days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be so delivered no earlier than the close of business on the one hundred twentieth day prior to the 2014 annual meeting and no later than the close of business on the later of the nineteenth day prior to the 2014 annual meeting or the tenth day following the day on which public announcement of the date of the 2014 annual meeting is first made by the Company.

It is presently intended that the 2014 annual meeting will be held in June 2014.

Proposals should be sent to the Office of the Secretary by mail to Monster Beverage Corporation, 550 Monica Circle, Suite 201, Corona, California, 92880.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board is currently comprised of seven members, each of whom is a director nominee to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below.  In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or expects to decline to serve as a director. The term of office of each person elected as a director will continue until the 2014 annual meeting or until a successor has been elected and qualified.

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating Committee of the Board of Directors of the Company (the “Nominating Committee”) will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation. If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance. cfm.

The names of the nominees, and certain biographical information about them, are set forth below.

Name	Age	Position

Rodney C. Sacks(1)	63	Chairman of the Board of Directors and Chief Executive Officer

Hilton H. Schlosberg(1)	60	Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary

Benjamin M. Polk	62	Director

Norman C. Epstein(2),(3),(4)	72	Director

Sydney Selati(2),(3),(4)	74	Director

Harold C. Taber, Jr. (2),(3),(4)	74	Director

Mark S. Vidergauz (3)	59	Director

(1) Member of the Executive Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Compensation Committee of the Board of Directors.

(4) Member of the Nominating Committee of the Board of Directors.

Each of our directors brings extensive management and leadership experience gained through their service in our industry and other diverse businesses. In these roles, they have assumed day-to-day leadership responsibilities. In addition, most current directors bring board experience acquired by either significant experience on other boards or long service on our Board of Directors that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. The Nominating Committee’s process for selecting and nominating qualified director candidates is described under the section entitled “Nominating Committee.” In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board of Directors and its committees.

Rodney C. Sacks — Chairman of the Board of Directors of the Company, Chief Executive Officer and a director of the Company from November 1990 to the present.  Member of the Executive Committee of the Board of Directors of the Company (the “Executive Committee”) since October 1992.  Chairman of the Board of Directors and a Director of Monster Energy Company (“MEC”) from June 1992 to the present.  Mr. Sacks has led the Company for over 23 years and has extensive experience in the food and beverage industry. Mr. Sacks has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy.

Hilton H. Schlosberg — Vice Chairman of the Board of Directors of the Company, President, Chief Operating Officer, Secretary, and a Director of the Company from November 1990 to the present.  Chief Financial Officer of the Company since July 1996. Member of the Executive Committee since October 1992. Vice Chairman, Secretary and a Director of MEC from July 1992 to the present. Mr. Schlosberg has held senior leadership positions with the Company for over 23 years, has been the Company’s CFO for 17 years and has extensive experience in the food and beverage industry. Mr. Schlosberg has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy. Mr. Schlosberg has a high level of financial literacy and his day-to-day supervision of business operations brings valuable insight to our Board of Directors.

Benjamin M. Polk — Director of the Company since November 1990.  Assistant Secretary of MEC since October 1992 and a Director of MEC since July 1992. Partner with Veritas Capital, a private equity firm, since July 2011. Director of Aeroflex Holding Corp. from November 2012 to the present.  Director of CPI International, Inc. from October 2012 to the present. Mr. Polk was a partner with the law firm of Schulte Roth & Zabel LLP from May 2004 to July 2011 and prior to that, a partner with the law firm of Winston & Strawn LLP, where Mr. Polk practiced law with that firm and its predecessor firm, from August 1976 to May 2004. Mr. Polk has gained detailed knowledge of the Company during his service as a director since 1990 and as outside counsel from 1990 to July 2011. Mr. Polk has extensive experience in matters relating to mergers, acquisitions and corporate finance.

Norman C. Epstein — Director of the Company and member of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) since June 1992, member of the Nominating Committee since September 2004 and Chairman and member of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) since September 1997. Mr. Epstein is currently the Chairman of the Audit and Compensation Committees. Director of MEC since July 1992. Managing Director of Cheval Property Finance PLC, a mortgage finance company based in London, England from 1997 to 2006.  Director of Clermont Consultants UK Ltd. from 1997 to April 2013. Director of Spring Finance UK, a UK mortgage lender from July 2012 to the present. Partner with Moore Stephens, an international accounting firm, from 1974 to December 1996 (senior partner beginning 1989 and the managing partner of Moore Stephens, New York from 1993 until 1995). Mr. Epstein has a strong background in accounting and finance as well as substantial experience in public company accounting.  Mr. Epstein has substantial experience serving on boards, both the Company’s and others, and has experience in other industries, which allows him to bring additional perspective to our Board of Directors. Mr. Epstein is a Chartered Accountant (UK).

Sydney Selati — Director of the Company and member of the Audit Committee since September 2004, member of the Compensation Committee since March 2007 and member of the Nominating Committee since April 2009. Mr. Selati has been a Director of the San Diego Jewish Community Foundation since July 2010. Mr. Selati was a director of Barbeques Galore Ltd. from 1997 to 2005 and was President and Chairman of the Board of Directors of The Galore Group (U.S.A.), Inc. from 1988 to 2005. Mr. Selati was president of Sussex Group Limited from 1984 to 1988.  Mr. Selati has extensive experience as a chief executive and board member of companies in other industries, which allows him to bring additional perspective to our Board of Directors. Mr. Selati is a Chartered Accountant (South Africa).

Harold C. Taber, Jr. — Director of the Company since July 1992, member of the Audit Committee since April 2000, member of the Compensation Committee since April 2009 and member of the Nominating Committee since September 2004. Mr. Taber was appointed by the Board of Directors to be Chairman of the Nominating Committee in April 2009. Mr. Taber worked for the Coca-Cola Bottling Company of Los Angeles in various positions, including Group President, Western Area, from 1976 to 1987. President and Chief Executive Officer of MEC from July 1992 to June 1997. Consultant for The Joseph Company from October 1997 to March 1999 and for Costa Macaroni Manufacturing Company from July 2000 to January 2002. Executive Assistant to the Dean at the Biola University School of Business from July 2002 to the present. Mr. Taber has extensive knowledge of the Company’s historical and current operations, and brings leadership and management skills to the Board.

Mark S. Vidergauz — Director of the Company, member of the Compensation Committee since June 1998 and member of the Audit Committee from April 2000 through May 2004.  Chief Executive Officer of The Sage Group LLC, an investment banking firm, from April 2000 to the present.  The Sage Group LLC provides merger, acquisition and capital formation advisory services to a wide range of companies in the consumer sector. Managing Director at the Los Angeles office of ING Barings LLC, a diversified financial service institution headquartered in the Netherlands, from April 1995 to April 2000. Mr. Vidergauz brings strong merger and acquisition, corporate finance, corporate governance and leadership experience to the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

MANAGEMENT

Board Meetings and Committees; Annual Meeting Attendance

The Board is comprised of Messrs. Rodney C. Sacks, Hilton H. Schlosberg, Benjamin M. Polk, Norman C. Epstein, Sydney Selati, Harold C. Taber, Jr. and Mark S. Vidergauz. The Board held seven meetings during the fiscal year ended December 31, 2012.  One director was unable to attend one meeting during the fiscal year ended December 31, 2012.  The Board has determined that Messrs. Epstein, Taber, Vidergauz, Selati and Polk are independent, as that term is defined in the NASDAQ Marketplace Rules and SEC regulations. Our independent directors met in executive session three times during the fiscal year ended December 31, 2012. All Directors attended the 2012 annual meeting. The Board does not have a policy requiring the attendance by the directors at the Annual Meeting.

During the fiscal year ended December 31, 2012, the Audit Committee was comprised of Norman C. Epstein (Chairman), Harold C. Taber, Jr. and Sydney Selati. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at http://investors.monsterbevcorp. com/governance.cfm. The Audit Committee held eight meetings during the fiscal year ended December 31, 2012. The Audit Committee last met in February 2013 in connection with the review of the Company’s financial statements for the fiscal year ended December 31, 2012.  See “Audit Committee” below for more information.

During the fiscal year ended December 31, 2012, the Compensation Committee was comprised of Norman C. Epstein (Chairman), Mark S. Vidergauz, Sydney Selati and Harold C. Taber. The Compensation Committee held five meetings during the fiscal year ended December 31, 2012.  Under the Monster Beverage Corporation 2011 Omnibus Incentive Plan, (the “2011 Incentive Plan”), the Compensation Committee has sole and exclusive authority to grant equity awards to all employees and consultants who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act.  The Compensation Committee and the Executive Committee each independently has the authority to grant awards to new hires who are not Section 16 employees. The Compensation Committee is in the process of adopting a charter consistent with the NASDAQ listing standards. The Board has adopted written Equity Grant Procedures. See “Compensation Discussion and Analysis - Long-Term Incentive Program” and “Compensation Committee” below for more information.

During the fiscal year ended December 31, 2012, the Nominating Committee was comprised of Harold C. Taber, Jr. (Chairman), Norman C. Epstein and Sydney Selati. The Board has adopted a written charter for the Nominating Committee, which is available on our website at http://investors.monsterbevcorp. com/governance.cfm. The Nominating Committee held one meeting during the fiscal year ended December 31, 2012. See “Nominating Committee” below for more information.

The Executive Committee, comprised of Rodney C. Sacks and Hilton H. Schlosberg, held fifteen formal meetings during the fiscal year ended December 31, 2012. The Executive Committee manages and directs the business of the Company between meetings of the Board. Under the 2011 Incentive Plan, each of the Compensation Committee and the Executive Committee of the Board independently has the authority to grant awards to new hires who are not Section 16 employees. Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee (see “Compensation Discussion and Analysis - Long-Term Incentive Program”).

Non-Employee Director Stock Ownership Policy

In 2012, the Board adopted stock ownership guidelines regarding stock ownership by non-employee Board members.  These guidelines provide that each non-employee director of the Company be required to hold at all times a minimum of 1,000 shares of Common Stock.

Director Resignation Policy

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation.  If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com /governance.cfm.

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its stockholders.

The Board believes that the Company’s current Chief Executive Officer is best situated to serve as Chairman of the Board. Rodney C. Sacks has led the Company for over 23 years and therefore is highly knowledgeable with respect to the Company’s business, operations and industry. Mr. Sacks is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. The Board believes that the combined role of Chairman and CEO promotes consistency and efficiency in the development and execution of the Company’s business strategy. The Board does not have a lead independent director.

The Board’s Role in Risk Oversight

The Board of Directors plays an active role in overseeing and managing the Company’s risks.  The full Board and its Executive Committee regularly review the Company’s results, performance, operations, competitive position, business strategy, liquidity, capital resources, product distribution and development, material contingencies and senior personnel, as well as the risks associated with each of these matters. The Board implements its risk oversight function both as a whole and through its standing committees. Much of the work is delegated to committees, which meet regularly and report back to the full Board. The Compensation Committee oversees management of risks related to the Company’s compensation policies and practices. The Audit Committee oversees management of risks related to financial reporting and internal controls. The full Board also discusses risk throughout the year during meetings in relation to specific proposed actions. These processes are designed to ensure that risks are taken knowingly and purposefully. The Board believes that its role in oversight of risk management (as well as the role of the Compensation and Audit Committees) has not adversely affected its leadership structure or results of operations.

The names and ages of our Named Executive Officers, whom we refer to as our NEOs, and certain biographical information about them, are set forth on page 11 and below.

Name	Age	Position

Rodney C. Sacks	63	Chairman of the Board of Directors and Chief Executive Officer

Hilton H. Schlosberg	60	Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary

Mark J. Hall	57	President, Monster Beverage Division

Thomas J. Kelly	58	Senior Vice President Finance

Mark J. Hall — President, Monster Beverage Division, joined MEC in 1997.  Prior to joining MEC, Mr. Hall was employed by the Arizona Beverage Co. as Vice President of Sales, where he was responsible for sales and distribution of Arizona products through a national network of beer distributors and soft drink bottlers in the United States.

Thomas J. Kelly — Senior Vice President Finance and/or Controller and Secretary of MEC since 1992.  Prior to joining MEC, Mr. Kelly served as controller for California Copackers Corporation.  Mr. Kelly is a Certified Public Accountant (inactive) and has worked in the beverage business for over 26 years.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation program for our NEOs, listed in the summary compensation table on the following pages, is designed to motivate our executive talent, to reward those individuals fairly over time for achieving performance goals, to retain those individuals who continue to perform at or above the levels that are deemed essential to ensure our long-term success and growth and to attract, as needed, individuals with the skills necessary for us to achieve our business plan. The program is also designed to reinforce a sense of ownership and overall entrepreneurial spirit and to link rewards to measurable corporate and qualitative individual performance. In applying these principles we seek to integrate compensation programs with our short- and long-term strategic plans and to align the interests of our NEOs with the long-term interests of our stockholders through award opportunities that can result in ownership of stock. The Compensation Committee evaluates risks and rewards associated with the Company’s overall compensation philosophy and structure.  Our Executive Committee discusses with the Compensation Committee strategies to identify and mitigate, as necessary, such potential risks. With respect to specific elements of compensation, base salary is a fixed amount and does not encourage unnecessary and excessive risk-taking. Our discretionary annual bonus is designed to reward achievement of short-term performance metrics. Our NEOs have the opportunity for stock ownership and are awarded equity grants under equity plans that generally vest over multiple year periods. Such stock ownership encourages achievement of long-term goals and aligns the NEOs’ interests with those of our stockholders. As a result, we believe our executive compensation program avoids providing incentives for our NEOs to engage in unnecessary and excessive risk-taking at the expense of the Company and its stockholders.

Compensation Risks

We have evaluated the risks arising from our compensation policies and practices for our employees and concluded that such risks are not reasonably likely to have a material adverse effect on the Company. In this regard, the following factors, among others, were considered:

•                                          Compensation for senior management is significantly weighted towards long-term incentive compensation, which discourages inappropriate risk-taking for short-term gains;

•                                          Long-term incentive compensation is primarily in the form of stock options, restricted stock and restricted stock units that generally vest over multiple year periods, thereby aligning the interests of management and other key employees with the long-term interests of our stockholders;

•                                          Annual cash bonuses are discretionary and are not governed by a fixed formula;

•                                          Sales commissions are not an element of our compensation practices for our NEOs or other senior executives; and

•                                          Our internal controls are designed to detect and prevent inappropriate risk-taking.

Setting Executive Compensation

The compensation programs for our NEOs are generally administered by or under the direction of the Compensation Committee (in the case of Rodney Sacks, the Chairman and Chief Executive Officer, and Hilton Schlosberg, the President and Chief Financial Officer) and the Executive Committee (in the case of the other NEOs), and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable and continue to achieve the goals set forth in our compensation philosophy.

During 2011, the Compensation Committee consulted with the independent firm of compensation consultants it retained, Exequity, LLP (“Exequity”), to provide competitive market data and make recommendations to the Board with respect to compensation for outside directors as well as compensation provided to the NEOs. The Compensation Committee assessed the independence of Exequity, relative to the six factors defined by the SEC and NASDAQ, and determined that Exequity is independent and without conflict of interest. While we do not set compensation at a targeted percentage level relative to the market, we do seek to provide salary, incentive compensation opportunities and employee benefits that are generally competitive within the consumer products industry, the beverage industry and within the labor markets in which we participate; such information being principally gathered through our recruiting and retention experience and supplemented with a competitive market analysis. During the summer of 2011, Exequity conducted a competitive market analysis under the direction of the Compensation Committee. Exequity examined salary as well as annual and long-term incentive opportunities offered by similarly-sized public companies in the retail, beverage and consumer products industries, which included:

• Brown-Forman Corporation	• National Beverage Corp.
• Buckle, Inc.	• Netflix, Inc.
• Chipotle Mexican Grill, Inc.	• Panera Bread Co.
• Church & Dwight Co., Inc.	• priceline.com Incorporated
• Coach, Inc.	• The J. M. Smucker Company
• Coca-Cola Bottling Co.	• Tim Hortons Inc.
• Flowers Foods, Inc.	• Tootsie Roll Industries, Inc.
• Garmin Ltd.	• Under Armour, Inc.
• Green Mountain Coffee Roasters, Inc.	• Urban Outfitters, Inc.
• Lancaster Colony Corporation	• Weight Watchers International, Inc.
• McCormick & Company, Inc.	• The Wendy’s Company

The market analysis showed competitive positioning for the NEOs, in the aggregate, around market median for total pay; with salary and annual bonus in the bottom quartile and long-term incentive opportunities at the low end of the top quartile. Decisions regarding 2012 compensation to the NEOs were based, in part, on the 2011 market analysis. In addition, though the Compensation Committee and the Executive Committee considered and analyzed the ongoing uncertain economic conditions under which the Company operated in 2012, and the effect such conditions had on our overall results of operations, such conditions did not have a significant impact in the determination of the compensation of our NEOs in 2012.

Also in 2012, the Compensation Committee consulted with Exequity to revisit the peer group used to benchmark top executive pay to reflect a comparison group of similarly sized, similarly high performing companies in the consumer products and services industry.  The Compensation Committee intends to use the revised peer group in decisions regarding 2013 compensation.

We view all components of compensation as related but distinct. We do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarks gathered through our recruiting and retention experience, our review of internal comparatives and other considerations we deem relevant, such as rewarding performance. We believe that equity awards should be granted for long-term performance. We believe that equity awards are an important compensation-related motivator to attract and retain executives, and that salary and discretionary bonus levels are secondary considerations to our NEOs. Except as described herein, neither our Compensation Committee nor our Executive Committee have adopted any formal or informal policies or guidelines for allocating compensation between short-term and long-term and current compensation between cash and non-cash compensation. However, our Compensation Committee and Executive Committee’s respective philosophy is to make a greater percentage of our NEOs’ compensation rewarded through equity rather than cash if we perform well over time. Compensation packages for each of our NEOs are tailored to each individual NEO’s circumstances by the Compensation Committee and/or the Executive Committee, as appropriate, and are largely based on subjective evaluations of overall and individual performance. Each element of compensation is determined differently for each individual NEO based on a variety of facts and circumstances applicable at the time and to that specific NEO.

Our Compensation Committee and Executive Committee’s current intent is to perform at least annually a strategic review of compensation paid to our NEOs to determine whether they have provided adequate incentives and motivation to our NEOs, and whether they adequately compensate our NEOs relative to comparable officers in other companies with which we compete for executives. These companies may or may not be public companies or even consumer product, food or beverage companies. For compensation decisions, including decisions regarding the grant of equity compensation relating to NEOs, other than our Chairman and Chief Executive Officer and our President and Chief Financial Officer, the Compensation Committee specifically considers recommendations from the Executive Committee.

Results of 2012 Advisory Vote to Approve Executive Compensation

At our 2012 annual meeting of Stockholders, 97.7% of the votes cast were in favor of our advisory resolution regarding the compensation of our NEOs.  The Compensation Committee believes this affirms the stockholders’ support of the Company’s pay-for-performance philosophy with respect to executive compensation. The Compensation Committee will continue to consider the results of future advisory votes on executive compensation.

Compensation Program Components

Our NEO compensation currently has three primary components:  base compensation or salary, discretionary annual bonus, and equity awards granted pursuant to our 2011 Incentive Plan, which is described below under “Long-Term Incentive Program.”

Each of the primary components of NEO compensation is discussed below.

Base Salary

Base salaries for our NEOs are established based on the scope of their individual responsibilities, taking into account competitive market compensation paid by other companies for individuals in similar positions. We fix NEO base compensation at levels which we believe enables us to retain individuals in a competitive environment (but without any fixed formula) and to reward performance at an acceptable level based upon contributions to our overall business goals. An annual review of base salary usually occurs in the first quarter of each calendar year and the Compensation Committee has completed its review. We may also utilize input on compensation from executive search firms and market data when making crucial hiring decisions.

Discretionary Annual Bonus

We provide incentive compensation to our NEOs in the form of discretionary annual cash bonuses based on a qualitative review of individual and company-wide financial and operational performance and/or results, consistent with our emphasis on pay-for-performance incentive compensation programs. These parameters vary depending on the individual executive, but relate generally to strategic factors such as sales, distribution levels, introduction of new products, overall operating performance, contribution margins and profitability. However, these parameters are used only as a broad guide of overall performance and we do not use a fixed formula for determination of discretionary annual cash bonuses with respect to our NEOs, individually or as a group. In addition, we analyze the proposed discretionary annual bonus amounts both as a percentage of base salary and in comparison to amounts paid in previous fiscal years. We generally utilize discretionary cash bonuses to reward performance achievements for the time horizon of one year or less.

The actual amount of the discretionary annual bonus is determined and paid in the first quarter following a qualitative review of each NEO’s individual performance and contribution to our strategic goals during the prior year.

The Compensation Committee determines the discretionary annual bonuses for Rodney Sacks and Hilton Schlosberg and the Executive Committee (comprised of the Chairman and Chief Executive Officer and President and Chief Financial Officer) determines the discretionary annual bonuses for the other NEOs.  The discretionary annual bonuses for fiscal 2012 were paid in 2013.

Long-Term Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages superior performance by our NEOs through the use of equity awards. Our equity compensation plans have been established to provide our NEOs with incentives to further align their interests with the interests of the stockholders. Grants under our equity compensation plans vest over a number of years, generally from one to five years depending on award type.

During 2011, the Company adopted the 2011 Incentive Plan.  Our 2011 Incentive Plan authorizes us to grant incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other share-based awards to our employees and consultants.  The Compensation Committee is the administrator of the 2011 Incentive Plan and is authorized to grant equity awards to employees and consultants thereunder.  The 2011 Incentive Plan replaced the Hansen Natural Corporation 2001 Amended Option Plan, which was terminated effective as of May 19, 2011.

The Compensation Committee has sole and exclusive authority to grant equity awards to all employees who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act. The Compensation Committee and the Executive Committee of the Board each independently has the authority to grant equity awards to new hires who are not Section 16 employees. Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee. For purposes of these procedures, a new hire means: (i) an employee who is commencing employment with the Company or its subsidiaries; or (ii) an employee who is receiving a promotion to a new position with the Company or one of its subsidiaries. The grant date of any award to a new hire shall be the first day that NASDAQ is open in the calendar month following the employee’s commencement of employment or the date of the employee’s promotion (as the case may be). Other than awards to new hires, awards may only be granted (i) at one or more meetings held during the last two weeks of May, August and/or November of each year and/or (ii) at one or more meetings held during the first eleven days of March of each year. The grant date of any equity award granted at May, August or November meetings shall be the first day that NASDAQ is open in June, September or December, respectively, following such May, August or November meetings (as the case may be). The grant date of any equity award granted at a March meeting shall be March 14th or, if NASDAQ is closed on March 14th, the first day that NASDAQ is open prior to March 14th. The procedures also require certain same day documentation.

The Compensation Committee reviewed and approved equity awards to our NEOs based upon compensation data principally gathered through a market analysis conducted by Exequity, our recruiting and retention experience and its qualitative assessment of individual performance, as well as a review of each executive’s current long-term incentives and retention considerations.

The Compensation Committee does not automatically grant equity awards annually, but instead provides awards periodically to align compensation with performance on a discretionary basis.  No equity awards were granted to Mr. Sacks or Mr. Schlosberg in 2012.  The Compensation Committee last awarded stock units to Mr. Sacks and Mr. Schlosberg in September 2011 to reward for and align with the Company’s outstanding operational, financial and stock performance in 2010 and 2011.  In advance of approving the 2011 stock unit awards to Mr. Sacks and Mr. Schlosberg, the Compensation Committee reviewed Exequity’s competitive compensation benchmarking study performed in 2011 and targeted the stock unit awards towards the middle of the top quartile of market practice to provide alignment with the Company’s top quartile performance.

Other Compensation

Certain NEOs who are parties to employment agreements will continue to be subject to such agreements in their current form until such time as the Compensation Committee determines in its discretion that revisions to such employment agreements are advisable.  On March 6, 2009, the Company entered into employment agreements with Mr. Sacks (the “Sacks 2009 Employment Agreement”) and Mr. Schlosberg (the “Schlosberg 2009 Employment Agreement”). For a summary description of the terms of these agreements, see “Summary Compensation Table - Agreements with Named Executive Officers” below.  In addition, we intend to continue to maintain our current benefits and perquisites for our NEOs, which include automobile and benefit premiums, among other perquisites. However, the Compensation Committee in its discretion may revise, amend or add to such NEOs benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently in line with those provided by comparable companies within the consumer products industry, the beverage industry and within the labor markets in which we participate for similarly situated executives, based principally on information gathered through our recruiting and retention experience.

Employee Benefit Plans

Our employees, including our NEOs, are entitled to various employee benefits, which generally include health care plans, flexible spending accounts, life and disability insurance, 401(k) Plan, paid time off, automobile benefits, as well as other allowances.

401(k) Plan

Our employees, including our NEOs, may participate in our 401(k) Plan, a defined contribution plan that qualifies under Section 401(k) of the Internal Revenue Code (the “Code”).  Participating employees may contribute up to statutory limits. We currently contribute 25% of the employee contribution, up to 8% of each employee’s earnings on a per pay period basis, which vests at a rate of 20% each year for five years after the first anniversary date.

Separation and Change in Control Arrangements

Certain of our NEOs, per the terms of their respective employment agreements and/or employment offer letters and/or amendments to conditions of employment and/or equity award agreements, are eligible for certain benefits and/or payments if there is a change in control and/or employment terminates following a change in control, as described under “Potential Payments Upon Termination or Change in Control” beginning on page 26.

We believe these arrangements are an important part of overall compensation and will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, notwithstanding any concern that they may have at such time regarding their own continued employment. In addition, we believe that these arrangements are an important recruitment and retention incentive. These arrangements do not provide for tax gross ups.

Tax Implications

Section 162(m) of the Code imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to any of the NEOs, excluding the principal financial officer. However, the code allows for certain types of performance-based exemptions to this $1 million limit, provided that the compensation plan meets certain requirements. Our stock option grants generally comply with the performance-based exemption of Section 162(m). The Compensation Committee believes that shareholder interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.  Therefore, the Compensation Committee reserves the right to authorize payments or take other actions that can result in the payment of compensation that is not deductible for income tax purposes.

Summary Compensation Table

On August 8, 2005, our Common Stock was split on a two-for-one basis through a 100% stock dividend.  On July 7, 2006, our Common Stock was split on a four-for-one basis through a 300% stock dividend.  On February 15, 2012, our Common Stock was split on a two-for-one basis through a 100% stock dividend. All share information has been presented to reflect the stock splits.

The following table summarizes the total compensation of our NEOs during the fiscal years ended December 31, 2012, 2011 and 2010.  During the fiscal year ended December 31, 2012, our NEOs were Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall and Thomas J. Kelly.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (A)	Total ($)
Rodney C. Sacks	2012	475,000	275,000	—	—	—	—	48,955	798,955
Chairman, CEO and Director	2011	420,000	192,000	10,972,440	—	—	—	49,678	11,634,118
	2010	410,192	225,000	—	—	—	—	48,922	684,114
Hilton H. Schlosberg	2012	475,000	275,000	—	—	—	—	41,161	791,161
Vice-Chairman, CFO, COO, President, Secretary and Director	2011	420,000	192,000	10,972,440	—	—	—	39,514	11,623,954
	2010	410,192	225,000	—	—	—	—	40,537	675,729
Mark J. Hall	2012	400,000	250,000	—	—	—	—	23,483	673,483
President Monster Beverage Division	2011	370,000	192,000	3,107,060	—	—	—	23,580	3,692,640
	2010	363,462	225,000	—	1,441,345	—	—	24,140	2,053,947
Thomas J. Kelly	2012	230,000	70,000	211,620	—	—	—	19,526	531,146
Senior Vice President Finance	2011	205,000	57,600	213,490	—	—	—	20,135	496,225
	2010	207,692	50,000	—	283,534	—	—	19,459	560,685

(1)                The amounts represent the current year grant date fair value for all share-based payment awards computed in accordance with Accounting Standards Codification (“ASC”) 718 based on the estimated fair value of the options on the date of grant using the Black-Scholes-Merton option pricing formula with the following assumptions:

	Dividend Yield	Expected Volatility	Risk-Free Interest Rate	Expected Term
Mr. Sacks – 12/01/2009	0%	62.07%	2.74%	7.15 yrs.
Mr. Schlosberg – 12/01/2009	0%	62.07%	2.74%	7.15 yrs.
Mr. Hall – 12/01/2010	0%	56.54%	1.64%	6.37 yrs.
Mr. Hall – 12/01/2009	0%	62.07%	2.74%	7.15 yrs.
Mr. Kelly – 12/01/2010	0%	56.89%	1.64%	6.06 yrs.
Mr. Kelly – 12/01/2009	0%	62.92%	2.03%	5.94 yrs.
Mr. Kelly – 06/01/2009	0%	63.46%	2.55%	5.47 yrs.

(A) All Other Compensation

Name	Year	Automobile ($)	401(k) Match ($)	Benefit Premiums ($)	Health Club Memberships ($)	Severance ($)	Other ($)	Total ($)
Rodney C. Sacks	2012	28,521	5,000	12,579	2,855	—	—	48,955
	2011	30,220	5,000	12,598	1,860	—	—	49,678
	2010	29,728	4,898	12,436	1,860	—	—	48,922
Hilton H. Schlosberg	2012	23,514	3,913	12,962	772			41,161
	2011	19,929	3,913	14,052	1,620	—	—	39,514
	2010	20,954	4,063	13,900	1,620	—	—	40,537
Mark J. Hall	2012	12,532	3,926	7,025	—	—	—	23,483
	2011	11,972	3,926	7,682	—	—	—	23,580
	2010	12,457	4,077	7,606	—	—	—	24,140
Thomas J. Kelly	2012	8,141	4,360	7,025	—	—	—	19,526
	2011	8,238	4,215	7,682	—	—	—	20,135
	2010	7,988	3,866	7,605	—	—	—	19,459

Discussion of Summary Compensation Table

Agreements with Named Executive Officers:

Rodney C. Sacks — We entered into the Sacks 2009 Employment Agreement as of March 6, 2009, pursuant to which Mr. Sacks will continue to render services as our Chairman and Chief Executive Officer. Effective January 1, 2013, Mr. Sacks’ base compensation is $550,000.  Under the Sacks 2009 Employment Agreement, Mr. Sacks’ annual base salary shall be reviewed annually and increased at the discretion of our Board. Mr. Sacks is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits. The employment period of this agreement commenced on March 6, 2009 and continues through December 31, 2013, subject to automatic extension periods of one year unless notice of intent to not renew is given by either the Company or Mr. Sacks. Under the Sacks 2009 Employment Agreement, Mr. Sacks is subject to a confidentiality covenant and a six-month post-termination non-competition covenant. The Sacks 2009 Employment Agreement is subject to termination (i) upon the death or disability of Mr. Sacks, (ii) voluntarily by Mr. Sacks on 90 days’ written notice, (iii) for Cause (as defined therein) by the Company, or (iv) upon Constructive Termination (as defined therein) by Mr. Sacks. The severance provisions in the 2009 Sacks Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below. Since January 1, 2009, we entered into certain equity compensation agreements with Mr. Sacks as disclosed in the “Grants of Plan-Based Awards” table below.

Hilton H. Schlosberg — We entered into the Schlosberg 2009 Employment Agreement as of March 6, 2009, pursuant to which Mr. Schlosberg will continue to render services as our President and Chief Financial Officer. Effective January 1, 2013, Mr. Schlosberg’s base compensation is $550,000.  Under the Schlosberg 2009 Employment Agreement, Mr. Schlosberg’s annual base salary shall be reviewed annually and increased at the discretion of our Board. Mr. Schlosberg is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits. The employment period of this agreement commenced on March 6, 2009 and continues through December 31, 2013, subject to automatic extension periods of one year unless notice of intent to not renew is given by either the Company or Mr. Schlosberg. Under the Schlosberg 2009 Employment Agreement, Mr. Schlosberg is subject to a confidentiality covenant and a six-month post-termination non-competition covenant. The Schlosberg 2009 Employment Agreement is subject to termination (i) upon the death or disability of Mr. Schlosberg, (ii) voluntarily by Mr. Schlosberg on 90 days’ written notice, (iii) for Cause (as defined therein) by the Company, or (iv) upon Constructive Termination (as defined therein) by Mr. Schlosberg. The severance provisions in the Schlosberg 2009 Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below. Since January 1, 2009, we entered into certain equity compensation agreements with Mr. Schlosberg as disclosed in the “Grants of Plan-Based Awards” table below.

Mark J. Hall — On January 21, 1997, Mr. Hall executed our written offer of employment.  The written offer of employment specifies that Mr. Hall’s employment with us is “at will” and thus may be terminated at any time for any or no reason. Effective January 1, 2013, Mr. Hall’s base compensation is $425,000.  Mr. Hall is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits.  Since January 1, 2009, we entered into certain equity compensation agreements with Mr. Hall as disclosed in the “Grants of Plan-Based Awards” table below.

Thomas J. Kelly — Mr. Kelly’s employment is “at will” and thus may be terminated at any time for any or no reason.  Effective January 1, 2013, Mr. Kelly’s base compensation is $250,000. Mr. Kelly is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits. Since January 1, 2009, we entered into certain equity compensation agreements with Mr. Kelly as disclosed in the “Grants of Plan-Based Awards” table below.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards granted to our NEOs during the fiscal year ended December 31, 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Rodney C. Sacks	—	—	—	—	—
Hilton H. Schlosberg	—	—	—	—	—
Mark J. Hall	—	—	—	—	—
Thomas J. Kelly	06/01/2012	3,000	—	—	211,620

(1)         The amounts represent the current year grant date fair value for all share-based payment awards computed in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our NEOs at December 31, 2012.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rodney C. Sacks	03/23/2005	1,904,890	—		—	3.29375	03/23/2015	—		—	—	—
	11/11/2005	960,000	—		—	8.43500	11/11/2015	—		—	—	—
	06/02/2008	166,304	160,000	(1)	—	15.86000	06/02/2018	—		—	—	—
	12/01/2009	100,000	200,000	(2)	—	17.82000	12/01/2019	—		—	—	—
	09/01/2011	—	—		—	—	—	174,000	(3)	9,194,160	—	—
Hilton H. Schlosberg	03/23/2005	1,904,890	—		—	3.29375	03/23/2015	—		—	—	—
	11/11/2005	960,000	—		—	8.43500	11/11/2015	—		—	—	—
	06/02/2008	166,304	160,000	(1)	—	15.86000	06/02/2018	—		—	—	—
	12/01/2009	100,000	200,000	(2)	—	17.82000	12/01/2019	—		—	—	—
	09/01/2011	—	—		—	—	—	174,000	(3)	9,194,160	—	—
Mark J. Hall	06/02/2008	120,000	120,000	(4)	—	15.86000	06/02/2018	—		—	—	—
	12/01/2009	160,000	160,000	(5)	—	17.82000	12/01/2019	—		—	—	—
	12/01/2010	40,000	60,000	(6)	—	26.25500	12/01/2020	—		—	—	—
	06/01/2011	—	—		—	—	—	13,334	(7)	704,569	—	—
	09/01/2011	—	—		—	—	—	20,000	(8)	1,056,800	—	—
	09/01/2011	—	—		—	—	—	20,000	(9)	1,056,800	—	—
Thomas J. Kelly	06/02/2008	—	8,000	(10)	—	15.86000	06/02/2018	—		—	—	—
	06/01/2009	—	8,000	(11)	—	18.06500	06/01/2019	—		—	—	—
	12/01/2009	4,000	8,000	(12)	—	17.82000	12/01/2019	—		—	—	—
	12/01/2010	4,000	12,000	(13)	—	26.25500	12/01/2020
	06/01/2011	—	—		—	—	—	1,500	(14)	79,260	—	—
	09/01/2011	—	—		—	—	—	1,250	(15)	66,050	—	—
	06/01/2012	—	—		—	—	—	3,000	(16)	158,520	—	—

(1)                       Vest as follows: 160,000 on June 2, 2013

(2)                       Vest as follows: 100,000 on December 1, 2013; 100,000 on December 1, 2014

(3)                       Vest as follows: 87,000 on September 1, 2013; 87,000 on September 1, 2014

(4)                       Vest as follows: 120,000 on June 2, 2013

(5)                       Vest as follows: 80,000 on December 1, 2013; 80,000 on December 1, 2014

(6)                       Vest as follows: 20,000 on December 1, 2013; 20,000 on December 1, 2014; 20,000 on December 1,  2015

(7)                       Vest as follows: 6,666 on June 1, 2013; 6,668 on June 1, 2014

(8)                       Vest as follows: 10,000 on September 1, 2013; 10,000 on September 1, 2014

(9)                       Vest as follows: 5,000 on September 1, 2013; 5,000 on September 1, 2014; 5,000 on September 1, 2015; 5,000 on September 1, 2016

(10)                  Vest as follows: 8,000 on June 2, 2013

(11)                  Vest as follows: 4,000 on June 1, 2013; 4,000 on June 1, 2014

(12)                  Vest as follows: 4,000 on December 1, 2013; 4,000 on December 1, 2014

(13)                  Vest as follows: 4,000 on December 1, 2013; 4,000 on December 1, 2014; 4,000 on December 1, 2015

(14)                  Vest as follows: 1,500 on June 1, 2013

(15)                  Vest as follows: 1,250 on September 1, 2013

(16)                  Vest as follows: 1,500 on June 1, 2016; 1,500 on June 1, 2017

Options Exercised and Stock Vested

The following table summarizes exercise of stock options and stock vested by our NEOs during the Company’s fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rodney C. Sacks	1,649,280	92,356,825	87,000	4,890,750
Hilton H. Schlosberg	1,649,280	92,356,825	87,000	4,890,750
Mark J. Hall	—	—	21,666	1,328,970
Thomas J. Kelly	—	—	2,750	177,373

Pension Benefits

We do not maintain or make contributions to a defined benefit plan for any of our NEOs.

Non-Qualified Deferred Compensation

None of our NEOs participated or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for the purposes of Section 162(m) of the Code, may elect to provide our NEOs or other employees with non-qualified defined contribution or deferred compensation benefits should they deem such benefits appropriate.

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to our NEOs in the event of a termination of employment or a change of control. The following tables and narrative disclosure summarize the potential payments to each of our NEOs assuming that one of the events listed in the tables below occurs. The tables assume that the event occurred on December 31, 2012, the last day of our fiscal year.

Key Employment Agreement and Equity Award Agreement Definitions

For purposes of the Sacks 2009 Employment Agreement and the Schlosberg 2009 Employment Agreement described in this section, cause (under which we may terminate their employment) is defined as: (i) an act or acts of dishonesty or gross misconduct on the executive’s part which result or are intended to result in material damage to our business or reputation; or (ii) repeated material violations by the executive of his obligations relating to his position and duties, which violations are demonstrably willful and deliberate on the executive’s part and which result in material damage to our business or reputation and as to which material violations our Board has notified the executive in writing.

For purposes of the Sacks 2009 Employment Agreement and the Schlosberg 2009 Employment Agreement described in this section, constructive termination (under which they may terminate their employment) is defined as: (i) without the written consent of the executive, (A) the assignment to the executive of any duties inconsistent in any substantial respect with the executive’s position, authority or responsibilities as contemplated by the position and duties described in his employment agreement, or (B) any other substantial adverse change in such position, including titles, authority or responsibilities; (ii) any failure by us to comply with any of the provisions of his employment agreement, other than an insubstantial or inadvertent failure, remedied by us promptly after receipt of notice thereof given by the executive; (iii) our requiring the executive without his consent to be based at any office location outside of Riverside, California or Orange County, California, except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any failure by the Company to obtain the assumption and agreement by a successor entity to perform his employment agreement, provided that the successor entity has had actual written notice of the existence of his employment agreement and its terms and an opportunity to assume the Company’s responsibilities under his employment agreement during a period of 10 business days after receipt of such notice.

For purposes of the Sacks 2009 Employment Agreement and the Schlosberg 2009 Employment Agreement described in this section, disability is defined as any disability which would entitle the executive to receive full long-term disability benefits under our long-term disability plan, or if no such plan shall then be in effect, any physical or mental disability or incapacity which renders the executive incapable of performing the services required of him in accordance with his obligations under Section 5 of the employment agreement for a period of more than 120 days in the aggregate during any 12-month period during the employment period.

For purposes of the restricted stock unit agreements with Mr. Sacks and Mr. Schlosberg, good reason is defined as termination of employment on or after a reduction in his compensation or benefits, his removal from his current position, or his being assigned duties and responsibilities that are inconsistent with the dignity, importance of scope of his position.

For purposes of the restricted stock unit agreements with Mr. Sacks and Mr. Schlosberg, cause is defined as an act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations, or drug or alcohol abuse, in any case as determined by the Board.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg, change in control is defined as: (i) the acquisition of “Beneficial Ownership” by any person (as defined in rule 13(d)—3 under the Exchange Act), corporation or other entity other than us or a wholly-owned subsidiary of 20% or more of our outstanding stock; (ii) the sale or disposition of substantially all of our assets; or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg, cause (under which we may terminate their employment) is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or drug or alcohol abuse; and good reason (under which they may terminate their employment) is defined as a reduction in the individual’s compensation or benefits, the individual’s removal from his current position or the assignment to the individual of duties or responsibilities that are inconsistent with the dignity, importance or scope of his position with us.

For purposes of all the stock option agreements, total disability is defined as the complete and permanent inability of the executive to perform all his duties of employment with us.

For purposes of the employment offer letter with Mr. Hall described in this section, cause (under which we may terminate employment) shall mean an act of dishonesty, or reasons which justify summary dismissal.

For purposes of the stock option agreements with Mr. Hall, change in control is generally defined as: (i) the acquisition of “beneficial ownership” by any person (as defined in Rule 13(d)—3 under the Exchange Act), corporation or other entity other than us or a wholly-owned subsidiary of ours of 50% or more of our outstanding stock; (ii) the sale or disposition of substantially all of our assets; or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Hall and Mr. Kelly, cause (under which we may terminate their employment) is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or satisfactory performance of his duties of employment, insubordination or drug or alcohol abuse.

Rodney C. Sacks

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability or Termination by the Executive for Constructive Termination or Good Reason ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	475,000	475,000	—	474,147	—
Vacation	36,539	36,539	36,539	36,539	—
Benefit Plans	12,579	19,182	—	19,182	—
Automobile	28,521	28,521	—	28,521	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of equity awards	—	—	—	22,114,960	22,114,960
Total	552,639	559,242	36,539	22,673,349	22,114,960

(a)                                 Under the Sacks 2009 Employment Agreement, upon termination due to death or disability, Mr. Sacks, or his legal representative, is entitled to continuation of base salary, employee plan benefits for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)                                 Under the Sacks 2009 Employment Agreement, upon termination by us for cause or voluntary termination by Mr. Sacks, Mr. Sacks is entitled to payment for only accrued vacation.

(c)                                  Under the Sacks 2009 Employment Agreement, upon termination by us without cause or termination by Mr. Sacks for constructive termination, i.e. for good cause, or if we elect not to renew his employment agreement, Mr. Sacks is entitled to the present value of his base salary for the period through December 31, 2013, or through the date which is twelve months from the date of termination, whichever period is longer, at the rate in effect on the date of termination, discounted at the interest rate payable on one year U.S. Treasury Bills in effect on the day that is 30 business days prior to the date of termination. In addition, Mr. Sacks is entitled to continuation of all benefit plans and automobile benefits for the period from the date of termination to December 31, 2013, or through the date which is twelve months from the date of termination, whichever period is longer. Also, in the case of termination without cause, Mr. Sacks is entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Sacks’ stock equity agreements, if Mr. Sacks’ employment is terminated by us without cause or by Mr. Sacks for good reason, all equity awards shall immediately become exercisable in their entirety.

(d)                                 Under Mr. Sacks’ equity agreements, upon a change in control, all equity awards shall immediately become exercisable in their entirety. With respect to Mr. Sacks’ stock option agreements, options may, with the consent of Mr. Sacks, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Sacks to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Sacks has the option to purchase.

Hilton H. Schlosberg

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability or Termination by the Executive for Constructive Termination or Good Reason ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	475,000	475,000	—	474,147	—
Vacation	36,539	36,539	36,539	36,539	—
Benefit Plans	12,962	19,566	—	19,566	—
Automobile	23,514	23,514	—	23,514	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of equity awards	—	—	—	22,114,960	22,114,960
Total	548,015	554,619	36,539	22,668,726	22,114,960

(a)                                 Under the Schlosberg 2009 Employment Agreement, upon termination due to death or disability, Mr. Schlosberg, or his legal representative, is entitled to continuation of base salary, employee plan benefits for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)                                 Under the Schlosberg 2009 Employment Agreement, upon termination by us for cause or voluntary termination by Mr. Schlosberg, Mr. Schlosberg is entitled to payment for only accrued vacation.

(c)                                  Under the Schlosberg 2009 Employment Agreement, upon termination by us without cause or termination by Mr. Schlosberg for constructive termination, i.e. for good cause, or if we elect not to renew his employment agreement, Mr. Schlosberg is entitled to the present value of his base salary for the period through December 31, 2013, or through the date which is twelve months from the date of termination, whichever period is longer, at the rate in effect on the date of termination, discounted at the interest rate payable on one year U.S. Treasury Bills in effect on the day that is 30 business days prior to the date of termination.  In addition, Mr. Schlosberg is entitled to continuation of all benefit plans and automobile benefits for the period from the date of termination to December 31, 2013, or through the date which is twelve months from the date of termination, whichever period is longer. Also, in the case of termination without cause, Mr. Schlosberg is entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination.  In addition, under Mr. Schlosberg’s stock option agreements, if Mr. Schlosberg’s employment is terminated by us without cause or by Mr. Schlosberg for good reason, all stock option awards shall immediately become exercisable in their entirety.

(d)                                 Under Mr. Schlosberg’s equity agreements, upon a change in control, all equity awards shall immediately become exercisable in their entirety. With respect to Mr. Schlosberg’s stock option agreements, options may, with the consent of Mr. Schlosberg, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Schlosberg to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Schlosberg has the option to purchase.

Mark J. Hall

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	—	—	—	66,667	—
Vacation	30,770	30,770	30,770	30,770	—
Benefit Plans	—	—	—	2,169	—
Automobile	—	—	—	—	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of equity awards	—	—	—	—	10,040,800
Total	30,770	30,770	30,770	99,606	10,040,800

(a)                                 Under our general employment practices, upon termination due to death or disability, Mr. Hall, or his legal representative, is entitled to payment for accrued vacation.

(b)                                 Under Mr. Hall’s employment offer letter, dated January 21, 1997, and our general employment practices, upon termination by us for cause or voluntary termination by Mr. Hall, Mr. Hall is entitled to payment for accrued vacation.

(c)                                  Under Mr. Hall’s employment offer letter, dated January 21, 1997, upon termination by us without cause, Mr. Hall is entitled to two months severance pay and the continuation of medical and dental benefit coverage for both himself and his family for a period of two months. In addition, under our general employment practices, Mr. Hall is entitled to payment for accrued vacation.

(d)                                 Under Mr. Hall’s stock option agreements (exclusive of the stock option agreement dated December 1, 2010), upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may, with the consent of Mr. Hall, be purchased by us for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Hall to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Hall has the option to purchase. Under Mr. Hall’s stock option agreement dated December 1, 2010, our Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options, not theretofore exercisable, shall immediately become exercisable and that any options not exercised prior to such change in control shall be canceled.

Thomas J. Kelly

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	—	—	—	—	—
Vacation	462	462	462	462	—
Benefit Plans	—	—	—	—	—
Automobile	—	—	—	—	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of equity awards	—	—	—	—	—
Total	462	462	462	462	—

(a)                                 Under our general employment practices, upon termination due to death or disability, Mr. Kelly or his legal representative, is entitled to payment for accrued vacation.

(b)                                 Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Kelly, Mr. Kelly is entitled to payment for accrued vacation.

(c)                                  Under our general employment practices, upon termination by us without cause, Mr. Kelly is entitled to payment for accrued vacation.

(d)                                 Under Mr. Kelly’s stock option agreements, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable, shall immediately become exercisable and that any options not exercised prior to such change in control shall be canceled. Under the Amendment to Conditions of Employment of Mr. Kelly dated December 7, 1999, if, following a change in control, Mr. Kelly’s employment with us is terminated by us other than for cause or in the event that Mr. Kelly resigns under circumstances which constitute constructive dismissal by us of Mr. Kelly, then Mr. Kelly shall be entitled to receive severance pay from us as follows: If termination occurs within the first six (6) months after the change in control occurs, Mr. Kelly shall be entitled to six (6) months severance pay in the amount of $115,000; if termination occurs between six (6) and twelve (12) months after the change in control occurs, Mr. Kelly shall be entitled to five (5) months severance pay in the amount of $95,833; if termination occurs between twelve (12) and eighteen (18) months after the change in control occurs, Mr. Kelly shall be entitled to four (4) months severance pay in the amount of $76,667 and if the termination occurs between eighteen and twenty-four (24) months after the change in control occurs, Mr. Kelly shall be entitled to three (3) months severance pay in the amount of $57,500.

DIRECTOR COMPENSATION

The following table sets forth a summary of the fees earned by our outside directors during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Benjamin M. Polk	80,000	100,054	—	—	—	—	180,054
Norman C. Epstein	110,000	100,054	—	—	—	—	210,054
Sydney Selati	97,500	100,054	—	—	—	—	197,554
Harold C. Taber, Jr.	102,500	100,054	—	—	—	—	202,554
Mark S. Vidergauz	85,000	100,054	—	—	—	—	185,054

(1)         The outside directors held the following numbers of restricted stock units as of December 31, 2012, which vest May 31, 2013; Benjamin M. Polk, 1,343; Norman C. Epstein, 1,343; Harold C. Taber, Jr. 1,343; Mark S. Vidergauz, 1,343 and Sydney Selati, 1,343. Each restricted stock unit represents either (i) a contingent right to receive one share of the Common Stock or (ii) a cash amount equal to the number of shares received as of the vesting date (the last business day prior to the Annual Meeting).

(2)         The outside directors held the following numbers of outstanding stock options as of December 31, 2012; Benjamin M. Polk, 6,924; Norman C. Epstein, 0; Harold C. Taber, Jr. 45,324; Mark S. Vidergauz, 26,124 and Sydney Selati, 0.

In 2012, outside directors were entitled to receive an annual cash retainer of $80,000. Except for committee chairs, members of the Audit Committee received an additional annual retainer of $7,500 and members of the Compensation Committee and Nominating Committee received an additional $5,000. The chairman of the Audit Committee received an additional annual retainer of $15,000 and the chairs of the Compensation Committee and Nominating Committee each received an additional $10,000. In 2012, outside directors were entitled to receive an annual equity retainer of approximately $100,000. These awards vest one day prior to the Annual Meeting.

Employee Equity Compensation Plans

The 2011 Incentive Plan permits the granting of options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards up to an aggregate of 14,500,000 shares of the common stock of the Company to employees or consultants of the Company and its subsidiaries. Shares authorized under the 2011 Incentive Plan are reduced by 2.16 shares for each share granted or issued with respect to a Full Value Award. A Full Value Award is an award other than an incentive stock option, a non-qualified stock option, or a stock appreciation right, which is settled by the issuance of shares. Options granted under the 2011 Incentive Plan may be incentive stock options under Section 422 of the Internal Revenue Code, as amended, or non-qualified stock options. The Compensation Committee has sole and exclusive authority to grant stock awards to all employees who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act. The Compensation Committee and the Executive Committee each independently has the authority to grant stock awards to new hires who are not Section 16 employees. Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee. Options granted under the 2011 Incentive Plan generally vest over a five-year period from the grant date and are generally exercisable up to 10 years after the grant date. Restricted stock granted under the 2011 Incentive Plan generally vests over a two- to three-year period from the grant date. Restricted stock units granted under the 2011 Incentive Plan generally vests over a two- to five-year period from the grant date. The 2011 Incentive Plan replaced the Hansen Natural Corporation 2001 Amended Option Plan, which was terminated effective as of May 19, 2011.

The 2011 Incentive Plan is administered by the Compensation Committee, which is comprised of directors who satisfy the “non-employee” director requirements of Rule 16b-3 under the Exchange Act and the “outside director” provision of Section 162(m) of the Code.  Grants under the 2011 Incentive Plan are made pursuant to individual agreements between the Company and each grantee that specifies the terms of the grant, including the exercise price, exercise period, vesting and other terms thereof.

Outside Directors Equity Compensation Plans

The 2009 Hansen Natural Corporation Stock Incentive Plan for Non-Employee Directors (the “2009 Directors Plan”) permits the granting of options, stock appreciation rights (each, an “SAR”), and other stock-based awards to purchase up to an aggregate of 1,600,000 shares of common stock of the Company to non-employee directors of the Company. The 2009 Directors Plan is administered by the Board of Directors. Each award granted under the 2009 Directors Plan will be evidenced by a written agreement and will contain the terms and conditions that the Board of Directors deems appropriate. The Board of Directors may grant such awards on the last business day prior to the date of the annual meeting of stockholders. Any award granted under the 2009 Directors Plan will vest, with respect to 100% of such award, on the last business day prior to the date of the annual meeting, in the calendar year following the calendar year in which such award is granted. The Board of Directors may determine the exercise price per share of the Company’s common stock under each option, but such price may not be less than 100% of the closing price of the Company’s common stock on the date an option is granted. Option grants may be made under the 2009 Directors Plan for 10 years from June 4, 2009. The Board of Directors may also grant SARs, independently, or in connection with an option grant. The Board of Directors may determine the exercise price per share of the Company’s common stock under each SAR, but such price may not be less than the greater of (i) the fair market value of a share on the date the SAR is granted and (ii) the price of the related option, if the SAR is granted in connection with an option grant. Additionally, the Board of Directors may grant other stock-based awards, which include awards of shares of the Company’s common stock, restricted shares of the Company’s common stock, and awards that are valued based on the fair market value of shares of the Company’s common stock. SARs and other stock-based awards are subject to the general provisions of the 2009 Directors Plan. The Board of Directors may amend or terminate the 2009 Directors Plan at any time. The 2009 Directors Plan replaced the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2012 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	14,590,225	$12.12	13,424,790

Equity compensation plans not approved by stockholders	—	—	—

Total	14,590,225	$12.12	13,424,790

As of April 8, 2013, 12,798,822 shares were available for grant under equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Board has determined that Messrs. Epstein, Taber, Selati, Vidergauz and Polk are independent directors under applicable NASDAQ Marketplace Rules and SEC regulations.

Each director and nominee for election as a director delivers to the Company annually a questionnaire that includes, among other things, information relating to any transactions the director or nominee or their family members, may have with the Company, or in which the director or nominee, or such family member, has a direct or indirect material interest.

The Board, as well as its Audit Committee, reviews, approves and monitors all related party transactions. The Audit Committee’s policies and procedures for related party transactions are not in writing, but the proceedings are documented in the minutes of the Board and/or Audit Committee meetings. The Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee is responsible for reviewing all related party transactions on a continuing basis as well as potential conflict of interest situations where appropriate. No director shall participate in any discussion or approval of a transaction for which he is a related party, except that this director shall provide all material information concerning the transaction to the Audit Committee.

•                              During 2012, we purchased promotional items from IFM Group, Inc. (“IFM”).  Rodney C. Sacks, together with members of his family, owns approximately 27% of the issued shares in IFM.  Hilton H. Schlosberg, together with members of his family, owns approximately 58% of the issued shares in IFM. Expenses incurred with such company in connection with promotional materials purchased during the fiscal year ended December 31, 2012 were $1.0 million. We continue to purchase promotional items from IFM Group, Inc. in 2013.

AUDIT COMMITTEE

For the fiscal year ended December 31, 2012, the Company’s Audit Committee was comprised of Mr. Epstein (Chairman), Mr. Taber and Mr. Selati. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at http://investors.monsterbevcorp.com/ governance.cfm. The Board of Directors has determined that the members of the Audit Committee are “independent,” as defined in the NASDAQ Marketplace Rules and SEC regulations relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities of a director.

Duties and Responsibilities

The Audit Committee consists of three independent directors (as independence is defined by NASD Rule 5605(a)(2)). Our Board of Directors has determined that Mr. Epstein is (1) an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and (2) independent as defined by the NASDAQ Marketplace Rules and Section 10A(m)(3) of the Exchange Act. The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls and other matters, and makes other decisions with respect to audit and finance matters including the review of our quarterly and annual filings on Form 10-Q and Form 10-K. The Audit Committee also pre-approves the retention of the independent registered public accounting firm, and the independent registered public accounting firm’s fees for all audit and non-audit services provided by the independent registered public accounting firm and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provides them with financial sophistication.

Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;
•	the Company’s systems of internal controls regarding finance and accounting as established by management;
•	the qualifications and independence of the independent registered public accounting firm;
•	the performance of the Company’s independent registered public accounting firm;
•	the Company’s auditing, accounting and financial reporting processes generally; and
•	compliance with the Company’s ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.

Report of the Audit Committee

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2012. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the Public Company Accounting Oversight Board (the “PCAOB”) AU Section 325 “Communications about Control

Deficiencies in an Audit of Financial Statements” and AU Section 380 “Communications with Audit Committees”, as may be modified or supplemented. The Audit Committee also received from Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence”, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP its independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Audit Committee
Norman C. Epstein, Chairman
Harold C. Taber, Jr.
Sydney Selati

Principal Accounting Firm Fees

Accounting Fees

Aggregate fees billed and unbilled to the Company for service provided for the fiscal years ended December 31, 2012 and 2011 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”):

	Year ended December 31,
	2012	2011
Audit Fees	$1,172 127	$1,078,842
Tax Fees(1)	536,230	375,275
All Other Fees(2)	—	11,295
Total Fees(3)	$1,708,357	$1,465,412

(1) Tax fees consisted of fees for tax consultation services including advisory services for state tax analysis and domestic and international tax advice.

(2) All other fees consisted of fees incurred in connection with other transactions for the Company.

(3)For the years ended December 31, 2012 and 2011, all of the services performed by Deloitte & Touche were approved by the Audit Committee.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairman when necessary due to timing considerations. Any services approved by the chairman must be reported to the full Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval policies, and the fees for the services performed to date. All services in the table above were approved by the Audit Committee.

COMPENSATION COMMITTEE

For the fiscal year ended December 31, 2012, the Company’s Compensation Committee was comprised of Mr. Epstein (Chairman), Mr. Selati, Mr. Taber and Mr. Vidergauz. The Compensation Committee is responsible for reviewing, developing and recommending to the Board the appropriate management compensation policies, programs and levels, and reviewing the performance of the Chief Executive Officer, President and other senior executive officers periodically in relation to these objectives.

The Compensation Committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of the Company. The Compensation Committee has access, at the Company’s expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations. The Compensation Committee believes that the compensation policies and programs as outlined above in “Compensation Discussion and Analysis” ensure that levels of executive compensation fairly reflect the performance of the Company, thereby serving the best interests of its stockholders. The Board has adopted written Equity Grant Procedures.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No interlocking relationships exist between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee, other than Mr. Taber, who served as President and Chief Executive Officer of MEC from July 1992 to June 1997, is or was formerly an officer or an employee of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee
Norman C. Epstein, Chairman
Sydney Selati
Harold C. Taber, Jr.
Mark S. Vidergauz

NOMINATING COMMITTEE

For the fiscal year ended December 31, 2012, the Company’s Nominating Committee was comprised of Mr. Taber (Chairman), Mr. Epstein and Mr. Selati. The Nominating Committee assists the Board in fulfilling its responsibilities by establishing, and submitting to the Board for approval, criteria for the selection of new directors; identifying and approving individuals qualified to serve as members of the Board; selecting director nominees for our annual meetings of stockholders; evaluating the performance of the Board; reviewing and recommending to the Board any appropriate changes to the committees of the Board; and developing and recommending to the Board corporate governance guidelines and oversight with respect to corporate governance and ethical conduct. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available on our website at http://investors.monsterbevcorp.com/ governance.cfm.

Process for Selection and Nomination of Directors

In connection with the process of selecting and nominating candidates for election to the Board, the Nominating Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. Among the qualifications to be considered in the selection of candidates, the Nominating Committee considers the experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time available in light of other commitments and dedication of any particular candidate, as well as such candidate’s past or anticipated contributions to the Board and its committees so that the Board includes members, where appropriate, with diverse backgrounds, knowledge and skills relevant to the business of the Company.  While not a formal policy, the Company’s director selection and nomination processes call for the Nominating Committee, during the review and selection process, to seek diversity within the Board. See “Deadlines for Receipt of Stockholder Proposals” for information regarding nominations of director candidates by stockholders for the 2014 annual meeting of stockholders.

Though the Nominating Committee does not solicit recommendations for director candidates, the Nominating Committee has a policy regarding the consideration of any director candidates recommended by stockholders. Suggestions for candidates to the Board may be made in writing and mailed to the Nominating Committee, c/o Office of the Secretary, Monster Beverage Corporation, 550 Monica Circle, Suite 201, Corona, CA 92880. Nominations must be submitted in a manner consistent with our by-laws. We will furnish a copy of the by-laws to any person, without charge, upon written request directed to the Office of the Secretary at our principal executive offices. Each candidate suggestion made by a stockholder must include the following:

•                  the candidate’s name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the Board;

•                  all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

•                  a written consent of the candidate to being named in a Company proxy statement as a nominee and to serving as a director, if elected; and

•                  a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

Our Nominating Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate.

Director Resignation Policy

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation.  If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com /governance.cfm.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2013. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

Our executive compensation program for our NEOs is designed to motivate our executive talent, to reward those individuals fairly over time for achieving performance goals, to retain those individuals who continue to perform at or above the levels that are deemed essential to ensure our long-term success and growth and to attract, as needed, individuals with the skills necessary for us to achieve our business plan.  We believe our compensation policies are designed to reinforce a sense of ownership and overall entrepreneurial spirit and to link rewards to measurable corporate and qualitative individual performance.  See “Compensation Discussion and Analysis” above.

We urge stockholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables and narrative that follow it. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement.

The Board requests that stockholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Monster Beverage Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders.

While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by calling the toll free number or over the Internet or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card.

COMMUNICATING WITH THE BOARD

Stockholders, employees and other individuals interested in communicating with the Chairman and CEO should write to the address below:

Rodney C. Sacks, Chairman and CEO

Monster Beverage Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

Those interested in communicating directly with the Board, any of the committees of the Board, the outside directors as a group or individually should write to the address below:

Office of the Corporate Secretary

Monster Beverage Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

FORM 10-K AND OTHER DOCUMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, is available over the Internet at the SEC’s website, www.sec.gov, or on our website at www.monsterbevcorp.com. The Annual Report on Form 10-K is also available without charge to any stockholder upon request to:

Monster Beverage Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

 (951) 739-6200   *   (800) 426-7367

Additionally, charters for certain of the committees of the Board of Directors as well as the Company’s Code of Business Conduct and Ethics and Director Resignation Policy are available on our website.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the captions “Compensation Committee Report,” and “Report of the Audit Committee” shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 19, 2013	/s/ Rodney C. Sacks
RODNEY C. SACKS
Chairman of the Board of Directors

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 PROXY FOR MONSTER BEVERAGE CORPORATION THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Monster Beverage Corporation (the"Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 19, 2013, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 3, 2013 at 1:00 p.m. PST, at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882 and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof if then and there personally present, on the matters set forth in the Notice of Annual Meeting of Stockholders and proxy statement. In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Annual Meeting of Stockholders or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Proposal to elect seven Directors: O Rodney C. Sacks O Hilton H. Schlosberg O Norman C. Epstein O Benjamin M. Polk O Sydney Selati O Harold C. Taber, Jr. O Mark S. Vidergauz 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013. 3. Proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. The shares represented in this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY. Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF MONSTER BEVERAGE CORPORATION June 3, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20730300000000000000 9 060313 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Proxy Materials are available at https://materials.proxyvote.com/611740 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN